NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

Reports significant improvement in net income

Declares dividend of 33 cents per share

Sioux Falls, S.D. – July 31, 2008 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended June 30, 2008.

Highlights for the quarter include:

•	Net income improved to $9.5 million in the second quarter of 2008 compared with $2.4 million in the second quarter of 2007;
•	The stipulated agreement for electric and natural gas rate case was approved by the Montana Public Service Commission (“MPSC”);
•	A purchase and sale agreement with Bicent (Montana) Power Company, LLC (“Bicent”) to sell the Company’s 30% interest in Colstrip Unit 4 for $404 million was signed;
•	The agreement allows NorthWestern to work with the MPSC to explore the viability of placing the asset in rate base instead of selling to Bicent;
•	The application for consideration of rate base was filed;
•	If the asset is placed in rate base, the agreement with Bicent would be terminated;
•	Announced a share buyback program for approximately 3.1 million shares, equal to the number of shares in the Company’s disputed claims reserve;
•	Moody’s Investor Service (“Moody’s”) upgraded the Company’s senior secured and unsecured credit ratings;
•	Refinanced $55 million of South Dakota First Mortgage Bonds at a fixed rate of 6.05% maturing May 1, 2018, resulting is an annual interest savings of approximately $.5 million;
•	Began trading on the NYSE Euronext (“NYSE”) under ticker symbol NWE on May 1, 2008.

Financial Results

Consolidated net income was $9.5 million or $.24 per diluted share for the quarter ended June 30, 2008, a 295.8% increase compared with consolidated net income of $2.4 million or $.06 per diluted share for the quarter ended June 30, 2007.

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

Consolidated net income for the six months ended June 30, 2008 was $33.0 million, an increase of $11.4 million, or 52.8%, over $21.6 million in 2007.

“We had a great quarter where we benefited from customer growth, rate relief and colder weather than last year,” said Mike Hanson, President and CEO. “We continue our focus on core operations and are well poised to move forward on our generation and transmission growth projects.”

Consolidated gross margin for the second quarter of 2008 was $127.2 million compared with $118.4 million for the second quarter of 2007. Improvements in margin were due to regulated electric and gas rate increases, increases in volumes from customer growth and usage, and lower qualifying facility (QF) supply costs based on actual QF pricing and output. Gross margin in the regulated electric segment increased $9.1 million from the second quarter of 2007. Gross margin in the regulated natural gas segment increased $5.5 million from the second quarter of 2007. Gross margin in the unregulated electric segment decreased $5.5 million from the second quarter of 2007.

Consolidated gross margin for the six months ended June 30, 2008 was $284.0 million, an increase of $18.4 million over the first six months of 2007.

Consolidated operating, general and administrative expenses were $53.9 million for the second quarter of 2008 compared with $58.7 million for the second quarter of 2007. The decrease was due to reduced operating lease expense related to the purchase of our previously leased interest in Colstrip Unit 4 and lower legal and professional fees.

Consolidated operating, general and administrative expenses were $113.9 million for the six months ended June 30, 2008 as compared with $121.1 million in same period of 2007.

Property and other taxes were $20.5 million in the second quarter of 2008 compared with $20.6 million in the same period of 2007. For the six months ended June 30, 2008, property and other taxes were $44.2 million compared with $41.3 million in the same period of 2007.

Depreciation expense was $21.2 million in the second quarter of 2008 compared with $20.8 million in the same period of 2007. The increase in depreciation expense was related primarily to the purchase of the previously leased interest in Colstrip Unit 4. For the six months ended June 30, 2008, depreciation expense was $42.3 million compared with $40.7 million in the same period of 2007.

Interest expense was $15.8 million for the second quarter of 2008 compared with $14.5 million for the second quarter of 2007, primarily related to the additional debt incurred for the purchase of the previously leased interest in Colstrip Unit 4. For the six months ended June 30, 2008, interest expense was $31.8 million compared with $27.7 million in the same period of 2007.

Results from Regulated Operations

Regulated electric gross margin for the second quarter of 2008 was $91.8 million, up 11.0 percent, compared with $82.7 million for the same period in 2007. This $9.1 million increase was primarily due to an annual adjustment to QF related supply costs to reflect actual QF pricing and output which was lower than our estimate, rate increases, better wholesale margin due to increased plant availability in South Dakota, offset in part by lower transmission volumes.

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

Regulated retail electric volumes for the second quarter of 2008 totaled 2,370,000 megawatt hours compared with 2,302,000 megawatt hours for the second quarter of 2007, a 3.0% increase. The increase was due primarily to customer growth. Wholesale electric volumes were 82,000 megawatt hours for the second quarter 2008, an increase from 33,000 megawatt hours for the same period of 2007 due primarily to increased plant availability in the South Dakota generation facilities.

Regulated electric gross margin for the six months ended June 30, 2008 increased $16.9 million as compared with the same period in 2007.

Regulated retail electric volumes for the six months ended June 30, 2008 totaled 5,005,000 megawatt hours, an increase of 3.5% as compared with the same period in 2007. Regulated wholesale electric volumes for the first six months in 2008 were 131,000 megawatt hours, an increase from 65,000 megawatt hours in the same period in 2007.

Regulated natural gas gross margin was $30.6 million for the second quarter of 2008 compared with $25.1 million for the second quarter in 2007. The increase was primarily due to increased volumes due to colder weather and 1.3% customer growth along with rate increases.

Regulated retail natural gas volumes were 6,055,000 dekatherms for the second quarter of 2008, an increase of 26.8% compared with 4,775,000 dekatherms for the same period in 2007. The increase in volumes was primarily due to colder weather and customer growth.

Regulated natural gas gross margin for the first six months of 2008 was $81.0 million compared with $68.1 million for the same period in 2007. The increase was primarily due to increased volumes due to colder weather and 1.3% customer growth along with rate increases.

Regulated retail natural gas volumes were 20,227,000 dekatherms for the first six months of 2008 compared with 17,811,000 dekatherms for the same period in 2007.

Results from Unregulated Operations

Gross margin from unregulated electric operations was $4.9 million for the second quarter of 2008, a decrease from $10.4 million for the second quarter of 2007 primarily due to lower average contracted prices and higher fuel supply costs, offset by an increase in volumes at Colstrip Unit 4. In addition, the Company recorded an unrealized loss of $5.2 million during the second quarter of 2008 on forward contracts due to changes in forward prices of electricity. These contracts economically hedge a portion of our Colstrip Unit 4 output through 2009. Unrealized gains and losses will be recorded, based on market prices through the duration of these contracts; however, they will ultimately reverse as the power is delivered.

Unregulated electric volumes were 416,000 megawatt hours in the second quarter of 2008 compared with 307,000 megawatt hours in the same period in 2007. Electric volumes at Colstrip Unit 4 increased primarily due to increased plant availability.

Unregulated electric gross margin for the six months ended June 30, 2008 decreased $10.1 million as compared with the same period in 2007.

Unregulated retail electric volumes for the six months ended June 30, 2008 totaled 891,000 megawatt hours, an increase of 21.2% as compared with the same period in 2007.

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

Liquidity and Capital Resources

As of June 30, 2008, cash and cash equivalents were $24.2 million compared with $12.8 million at Dec. 31, 2007. The Company had revolver availability of $178.4 million at June 30, 2008 compared with $158.7 million at Dec. 31, 2007.

Cash provided by operating activities totaled $124.6 million during the first six months of 2008, compared with $136.2 million during the six months ended June 30, 2007. This decrease was primarily due to the timing of accounts receivable collections, partially offset by decreased purchases of storage gas and higher net income.

The Company used $43.1 million for investment activities during the six months ended June 30, 2008 compared with $92.2 million for the six months ended June 30, 2007. Capital expenditures for the six months ended June 30, 2008 were $43.1 million as compared with $52.6 million in 2007. In addition, in 2007 the Company used $40.2 million to complete the purchase of a portion of our previously leased interest in the Colstrip Unit 4 generating facility.

The Company used $70.1 million in financing activities during the six months ended June 30, 2008 compared with $45.9 million for the six months ended June 30, 2007. During the six months ended June 30, 2008 the Company made net debt repayments of $42.9 million and paid dividends on common stock of $25.7 million. During the six months ended June 30, 2007 the Company made debt repayments of $33.9 million and paid dividends on common stock of $22.3 million.

Dividend

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 33 cents, payable on Sept. 30, 2008, to common shareholders of record as of Sept. 15, 2008.

2008 Earnings Outlook

Northwestern reaffirms its estimate for earnings per share in 2008 to be in the range of

$1.60 - $1.75 per fully diluted share. The guidance assumptions for 2008 include:

•	Impact of rate relief in the Company’s service territories;
•	Decreased lease expense and increased depreciation and interest expense related to the purchase of the previously leased interest in Colstrip Unit 4;
•	Lower average pricing on forward sales contracts and anticipated output volumes of 1.7 million megawatt hours at Colstrip Unit 4;
•	Fully diluted average shares outstanding of 39.5 million; and
•	Normal weather in the Company’s electric and natural gas service territories for 2008.

The Company plans to update guidance, if appropriate, after the financial results of the third quarter of 2008 and when there is more clarity on the Company’s share buyback program.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today (July 31) at 11:00 am Eastern Time (10:00 a.m. Central Time) to review its financial results for the quarter ended June 30, 2008.

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at noon ET on July 31, 2008, through August 31, 2008, at 800-475-6701, access code 954803.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 650,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2008 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•

potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•

unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in our service territories.

In addition, we may not be able to complete the proposed Colstrip Unit 4 transaction due to a number of factors, including the failure to obtain regulatory approvals, the MPSC issues an order providing the Colstrip Unit 4 interest will be included in NorthWestern’s rate base, the exercise by existing owners of rights of first refusal, the occurrence of a material adverse effect, or failure to satisfy other closing conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current Assets	$284,523	$278,354
Property, Plant, and Equipment, Net	1,798,735	1,770,880
Goodwill	355,128	355,128
Regulatory Assets	113,031	123,041
Other Noncurrent Assets	19,236	19,977
Total Assets	$2,570,653	$2,547,380
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$21,121	$21,006
Current Liabilities	324,165	300,833
Long-term Capital Leases	37,412	38,002
Long-term Debt	744,432	787,360
Noncurrent Regulatory Liabilities	218,923	194,959
Deferred Income Taxes	100,987	74,046
Other Noncurrent Liabilities	291,648	308,150
Total Liabilities	1,738,688	1,724,356
Total Shareholders’ Equity	831,965	823,024
Total Liabilities and Shareholders’ Equity	$2,570,653	$2,547,380

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2008	2007	2008	2007
OPERATING REVENUES	$276,506	$259,608	$662,481	$626,173
COST OF SALES	149,354	141,255	378,438	360,534
GROSS MARGIN	127,152	118,353	284,043	265,639
OPERATING EXPENSES
Operating, general and administrative	53,866	58,677	113,937	121,125
Property and other taxes	20,540	20,660	44,180	41,252
Depreciation	21,225	20,793	42,316	40,687
TOTAL OPERATING EXPENSES	95,631	100,130	200,433	203,064
OPERATING INCOME	31,521	18,223	83,610	62,575
Interest Expense	(15,848)	(14,527)	(31,849)	(27,747)
Other (Expense) Income	(161)	359	422	737
Income Before Income Taxes	15,512	4,055	52,183	35,565
Income Tax Expense	(6,009)	(1,621)	(19,229)	(13,989)
Net Income	$9,503	$2,434	$32,954	$21,576
Average Common Shares Outstanding	38,973	35,988	38,973	35,855
Basic Earnings per Average Common Share	$0.24	$0.07	$0.85	$0.60
Diluted Earnings per Average Common Share	$0.24	$0.06	$0.84	$0.57
Dividends Declared per Average Common Share	$0.33	$0.31	$0.66	$0.62

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2008	2007
Operating Activities:
Net Income	$32,954	$21,576
Noncash Items	73,001	58,300
Changes in Operating Assets and Liabilities	18,699	56,361
Cash Provided by Operating Activities	124,654	136,237

Cash Used in Investing Activities	(43,058)	(92,263)

Cash Used in Financing Activities	(70,127)	(45,904)

Increase (decrease) in Cash and Cash Equivalents	11,469	(1,930)
Cash and Cash Equivalents, beginning of period	12,773	1,930
Cash and Cash Equivalents, end of period	$24,242	$—

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

NORTHWESTERN CORPORATION

REGULATED SEGMENTS

REGULATED ELECTRIC SEGMENT

Three months ended June 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$179.0	$170.6	$8.4	4.9
Total Cost of Sales	87.2	87.9	(0.7)	(0.8)
Gross Margin	$91.8	$82.7	$9.1	11.0%
% GM/Rev	51.3%	48.5%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	498	461	37	8.0%
South Dakota	105	103	2	1.9
Residential	603	564	39	6.9
Montana	756	754	2	0.3
South Dakota	200	193	7	3.6
Commercial	956	947	9	1.0
Industrial	773	746	27	3.6
Other	38	45	(7)	(15.6)
Total Retail Electric	2,370	2,302	68	3.0%
Wholesale Electric	82	33	49	148.5%

Average Customer Counts	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	265,820	262,209	3,611	1.4%
South Dakota	47,882	47,603	279	0.6
Residential	313,702	309,812	3,890	1.3
Montana	59,449	58,106	1,343	2.3
South Dakota	11,522	11,373	149	1.3
Commercial	70,971	69,479	1,492	2.1
Industrial	71	70	1	1.4
Other	5,559	5,699	(140)	(2.5)
Total Retail Electric	390,303	385,060	5,243	1.4%

	2008 as compared with:
Cooling Degree-Days	2007	Historic Average
Montana	37% colder	21% colder
South Dakota	84% colder	75% colder

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

REGULATED ELECTRIC SEGMENT

Six months ended June 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$375.6	$349.1	$26.5	7.6
Total Cost of Sales	190.3	180.7	9.6	5.3
Gross Margin	$185.3	$168.4	$16.9	10.0%
% GM/Rev	49.3%	48.2%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	1,167	1,096	71	6.5%
South Dakota	264	251	13	5.2
Residential	1,431	1,347	84	6.2
Montana	1,555	1,542	13	0.8
South Dakota	422	396	26	6.6
Commercial	1,977	1,938	39	2.0
Industrial	1,534	1,480	54	3.6
Other	63	70	(7)	(10.0)
Total Retail Electric	5,005	4,835	170	3.5%
Wholesale Electric	131	65	66	101.5%

Average Customer Counts	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	265,962	262,191	3,771	1.4%
South Dakota	47,895	47,634	261	0.5
Residential	313,857	309,825	4,032	1.3
Montana	59,299	57,912	1,387	2.4
South Dakota	11,427	11,279	148	1.3
Commercial	70,726	69,191	1,535	2.2
Industrial	71	71	—	—
Other	5,106	5,146	(40)	(0.8)
Total Retail Electric	389,760	384,233	5,527	1.4%

	2008 as compared with:
Cooling Degree-Days	2007	Historic Average
Montana	37% colder	21% colder
South Dakota	84% colder	75% colder

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

Three months ended June 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$80.5	$62.0	$18.5	29.8%
Total Cost of Sales	49.9	36.9	13.0	35.2%
Gross Margin	$30.6	$25.1	$5.5	21.9%
% GM/Rev	38.0%	40.5%

	Volumes Dekatherms
	2008	2007	Change	% Change
	(in thousands)
Retail Gas
Montana	2,523	1,955	568	29.1%
South Dakota	589	466	123	26.4
Nebraska	526	412	114	27.7
Residential	3,638	2,833	805	28.4
Montana	1,234	981	253	25.8
South Dakota	542	434	108	24.9
Nebraska	596	483	113	23.4
Commercial	2,372	1,898	474	25.0
Industrial	16	24	(8)	(33.3)
Other	29	20	9	45.0
Total Retail Gas	6,055	4,775	1,280	26.8%

Average Customer Counts	2008	2007	Change	% Change
	(in thousands)
Retail Gas
Montana	155,546	152,968	2,578	1.7%
South Dakota	36,498	36,527	(29)	(0.1)
Nebraska	36,344	36,109	235	0.7
Residential	228,388	225,604	2,784	1.2
Montana	21,770	21,308	462	2.2
South Dakota	5,760	5,732	28	0.5
Nebraska	4,519	4,513	6	0.1
Commercial	32,049	31,553	496	1.6
Industrial	305	312	(7)	(2.2)
Other	139	141	(2)	(1.4)
Total Retail Gas	260,881	257,610	3,271	1.3%

2008 as compared with:
Heating Degree-Days	2007	Historic Average
Montana	25% colder	10% colder
South Dakota	36% colder	12% colder
Nebraska	44% colder	10% colder

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

Six months ended June 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$252.2	$220.2	$32.0	14.5%
Total Cost of Sales	171.2	152.1	19.1	12.6%
Gross Margin	$81.0	$68.1	$12.9	18.9%
% GM/Rev	32.1%	30.9%

	Volumes Dekatherms
	2008	2007	Change	% Change
	(in thousands)
Retail Gas
Montana	8,091	6,989	1,102	15.8%
South Dakota	2,196	1,992	204	10.2
Nebraska	1,931	1,794	137	7.6
Residential	12,218	10,775	1,443	13.4
Montana	3,991	3,510	481	13.7
South Dakota	1,920	1,615	305	18.9
Nebraska	1,880	1,707	173	10.1
Commercial	7,791	6,832	959	14.0
Industrial	136	96	40	41.7
Other	82	108	(26)	(24.1)
Total Retail Gas	20,227	17,811	2,416	13.6%

Average Customer Counts	2008	2007	Change	% Change
	(in thousands)
Retail Gas
Montana	155,652	152,953	2,699	1.8%
South Dakota	36,706	36,708	(2)	—
Nebraska	36,616	36,441	175	0.5
Residential	228,974	226,102	2,872	1.3
Montana	21,728	21,247	481	2.3
South Dakota	5,799	5,764	35	0.6
Nebraska	4,556	4,548	8	0.2
Commercial	32,083	31,559	524	1.7
Industrial	306	315	(9)	(2.9)
Other	139	140	(1)	(0.7)
Total Retail Gas	261,502	258,116	3,386	1.3%

2008 as compared with:
Heating Degree-Days	2007	Historic Average
Montana	14% colder	3% colder
South Dakota	11% colder	5% colder
Nebraska	12% colder	5% colder

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

NORTHWESTERN CORPORATION

UNREGULATED ELECTRIC SEGMENT

Three months ended June 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$16.5	$14.6	$1.9	13.0
Total Cost of Sales	11.6	4.2	7.4	176.2
Gross Margin	$4.9	$10.4	$(5.5)	(52.9)%
% GM/Rev	29.7%	71.2%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Wholesale Electric	416	307	109	35.5%

NorthWestern Reports Second Quarter 2008 Financial Results

July 31, 2008

NORTHWESTERN CORPORATION

UNREGULATED ELECTRIC SEGMENT

Six months ended June 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$37.0	$36.8	$0.2	0.5
Total Cost of Sales	18.7	8.4	10.3	122.6
Gross Margin	$18.3	$28.4	$(10.1)	(35.6)%
% GM/Rev	49.5%	77.2%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Wholesale Electric	891	735	156	21.2%